CONSENT OF PRICE WATERHOUSE LLP


                                  Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 11, 1996 appearing in MicroAge, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 3, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Phoenix, Arizona
September 12, 1997